Exhibit 10.3

THIRTEENTH AMENDMENT TO LEASE

THIS THIRTEENTH AMENDMENT TO LEASE (this “Amendment”) is entered into as of this 1st day of April, 2019 (the “Execution Date”), by and between BMR-ROGERS STREET LLC, a Delaware limited liability company (“Landlord,” as successor-in-interest to Rogers Street, LLC (“Original Landlord”)), and IRONWOOD PHARMACEUTICALS, INC., a Delaware corporation (“Tenant,” formerly known as Microbia, Inc.).

RECITALS

A.        WHEREAS, Original Landlord and Tenant entered into that certain Lease dated as of January 12, 2007 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of April 9, 2009, that certain Second Amendment to Lease dated as of February 9, 2010 (the “Second Amendment”), that certain Third Amendment to Lease dated as of July 1, 2010, that certain Fourth Amendment to Lease dated as of February 3, 2011, that certain Fifth Amendment to Lease dated as of October 18, 2011, that certain Sixth Amendment to Lease dated as of July 19, 2012, that certain Seventh Amendment to Lease dated as of October 30, 2012 (the “Seventh Amendment”), that certain Eighth Amendment to Lease dated as of July 8, 2014 (the “Eighth Amendment”), that certain Ninth Amendment to Lease dated as of October 27, 2014, that certain Tenth Amendment to Lease dated as of January 21, 2015 (the “Tenth Amendment”), that certain Eleventh Amendment to Lease dated as of June 30, 2016, and that certain Twelfth Amendment to Lease dated as of March 30, 2017 (the “Twelfth Amendment”)(collectively, and as the same may have been heretofore further amended, amended and restated, supplemented or modified from time to time, the “Existing Lease”), whereby Tenant leases certain premises (the “Existing Premises”) from Landlord at 301 Binney Street in Cambridge, Massachusetts (the “Building”);

B.        WHEREAS, Tenant desires to surrender approximately 114,454 rentable square feet of the Existing Premises as shown on Exhibit A attached hereto (the “Surrender Premises”) and terminate the Existing Lease with respect thereto, and to continue leasing approximately 108,108 rentable square feet of the Existing Premises as shown on Exhibit B attached hereto (the “Remaining Premises”);

C.        WHEREAS, Landlord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.         Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein. The Existing Lease, as amended by this Amendment, is referred to collectively herein as the “Lease.” From and after the date hereof, the term “Lease,” as used in the Existing Lease, shall mean the Existing Lease, as amended by this Amendment.

2.         Surrender Premises.

2.1.      Effective on April 1, 2019 (the “Surrender Premises Recapture Date”), (a) Tenant shall surrender the Surrender Premises to Landlord in the condition required under Section 10.06 of the Original Lease; provided, however, that Tenant shall not be required to restore any portion of the Surrendered Premises, (b) the Lease shall terminate with respect to the Surrender Premises only (the “Surrender Premises Termination”) and (c) the provisions of the Lease governing the Surrender Premises shall no longer be of any force or effect, except for those provisions that, by their express terms, survive the expiration or earlier termination of the Lease with respect to the Surrender Premises (including, without limitation, Landlord’s obligation to true-up Total Operating Costs with respect to the Surrender Premises through the Surrender Premises Recapture Date after the end of the fiscal year as provided in Section 4.02 of the Lease). At least ten (10) days prior to the Surrender Premises Recapture Date, Tenant shall conduct a site inspection with Landlord. Tenant’s failure to surrender the Surrender Premises on or before the Surrender Premises Recapture Date shall result in Tenant being in holdover and subject to the terms and conditions of Section 3.02 of the Original Lease. As of the Surrender Premises Recapture Date, the definition of the Premises shall be amended to exclude the Surrender Premises and to solely include the Remaining Premises. Notwithstanding the Surrender Premises Termination, Landlord does not waive, and hereby reserves, any rights and/or remedies that Landlord may have under the Lease or at law or in equity arising from any default of Tenant under the Lease existing as of the Surrender Premises Recapture Date.

3.         Premises. Notwithstanding anything in the Existing Lease to the contrary (including, without limitation, Section 3.2 of the Twelfth Amendment), Landlord and Tenant agree that, as of the Surrender Premises Recapture Date, (a) the rentable square footage of the Premises shall total 108,108 rentable square feet in the aggregate located on the first (1st) floor and the third (3rd) floor of the Building, which figure includes ancillary mechanical, shaft and other off-floor spaces, and (b) the rentable square footage of the Building totals 417,290 rentable square feet. As of the Surrender Premises Recapture Date, the plan of the Premises attached hereto as Exhibit B shall supersede and replace all prior plans and depictions of the Premises attached to or made a part of the Existing Lease (including without limitation, Exhibit 1.07 of the Original Lease and subsequent amendments and replacements thereof).

4.         Base Rent Following the Surrender Premises Recapture Date. Effective as of the Surrender Premises Recapture Date, Base Rent due to Landlord under the Lease shall be as follows:

Dates	Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
[Surrender Premises Recapture	108,108	$79.31 annually	$714,503.79	$8,574,045.48

Date] – 1/31/2020
2/1/2020 – 1/31/2021	108,108	$81.69 annually	$735,945.21	$8,831,342.52
2/1/2021 – 1/31/2022	108,108	$84.14 annually	$758,017.26	$9,096,207.12
2/1/2022 – 1/31/2023	108,108	$86.66 annually	$780,719.94	$9,368,639.28
2/1/2023 – 1/31/2024	108,108	$89.26 annually	$804,143.34	$9,649,720.08
2/1/2024 – 1/31/2025	108,108	$91.94 annually	$828,287.46	$9,939,449.52

5.         Letter of Credit. If Tenant, as of the six (6) month anniversary of the Surrender Premises Recapture Date (the “Security Deposit Reduction Date”), (a) has a market capitalization (based on a 30-day average value) equal to or exceeding One Billion Dollars ($1,000,000,000) (the “Financial Threshold”), and (b) has not been in Default under this Lease prior to such six (6) month anniversary of the Surrender Premises Recapture Date (collectively, the “SD Reduction Obligations”), then Tenant, no later than forty-five (45) days after the six (6) month anniversary of the Surrender Premises Recapture Date, may notify Landlord in writing that it wishes to decrease the Security Deposit to Three Million Sixty-Six Thousand Seventy Two and 53/100ths Dollars ($3,066,072.53) (the “Reduced Security Deposit”). If, within ten (10) business days following Landlord’s receipt of such notice, Landlord confirms that Tenant has met the L/C Security Reduction Obligations, then Landlord shall notify Tenant in writing and the Letter of Credit required as security under the Existing Lease may be reduced to the Reduced Security Deposit. Tenant shall have the right to deliver to Landlord a replacement Letter of Credit or an amendment to the then-existing Letter of Credit reflecting such decrease effective on or after the Security Deposit Reduction Date and otherwise in accordance with the provisions of Section 15.01 of the Original Lease. Provided such replacement L/C Security complies with the terms and provisions of this Article 5, Landlord shall, within thirty (30) days after its receipt of such replacement Letter of Credit, return to Tenant the Letter of Credit Security then being held by Landlord.

6.         Pro Rata Share. Effective as of the Surrender Premises Recapture Date, Tenant’s Pro Rata Share shall be 25.91%. For the avoidance of doubt, Tenant’s Pro Rata Share will be recalculated if the rentable square footage of the Building increases.

7.         Parking. Effective as of the Surrender Premises Recapture Date, and notwithstanding anything in the Lease to the contrary, the total number of parking spaces allocated to the

Premises that Landlord shall provide Tenant with the right to use, shall be 71 parking spaces. Tenant shall pay to Landlord as Additional Rent Landlord’s then-current prevailing monthly rate for parking spaces for all such spaces. Tenant’s use of the parking spaces provided hereunder and Tenant’s rights with respect thereto (including, without limitation, limitations on increase in the prevailing monthly rate for parking spaces) shall otherwise be in accordance with the terms of Section 2.01(d) of the Lease. As of the January 1, 2019, the current prevailing monthly rate for parking spaces is $360 per space per month, subject to increase in accordance with the terms of the Lease.

8.         Rooftop Equipment. Effective as of the Surrender Premises Recapture Date, Tenant shall have the right to place a generator on the roof, which size and specifications shall be subject to the reasonable approval of Landlord, and in a location to be determined by Landlord.

9.         ROFO. As of the Surrender Premises Recapture Date, the first grammatical sentence of Article 11 of the Twelfth Amendment shall be deleted in its entirety and replaced with the following:

“11.     Right of First Offer on First Floor. Provided not more than 60% of the Premises is sublet to third parties unrelated to Tenant at the time of Landlord’s Notice of Offer (as defined below), and subject to any other parties’ pre-existing rights as of the Execution Date with respect to Available ROFO Premises (as defined below), Tenant shall have an ongoing right of first offer (“ROFO”) as to any rentable premises located on the first (1st) floor of the Building for which Landlord is seeking a tenant (“Available ROFO Premises”); provided, however, that in no event shall Landlord be required to lease any Available ROFO Premises to Tenant for any period past the date on which this Lease expires or is terminated pursuant to its terms.”

10.       Notice of Lease. The parties agree to amend the existing Notice of Lease by executing a Fifth Amendment to Notice of Lease substantially in the form attached hereto as Exhibit C and to record such amendment with the Middlesex County South Registry of Deeds promptly after the Surrender Premises Recapture Date.

11.       Broker.

(a)           Tenant represents and warrants that other than Cushman & Wakefield U.S., Inc. (“Broker”), it has had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment, and that it knows of no real estate broker or agent that is or might be entitled to a commission in connection with the representation of Tenant in connection with this Amendment. Tenant represents and warrants that no broker or agent has made any representation or warranty relied upon by Tenant in Tenant’s decision to enter into this Amendment, other than as contained in this Amendment.

(b)           Tenant acknowledges and agrees that the employment of brokers by Landlord is for the purpose of solicitation of offers of leases from prospective tenants and that no authority is granted to any broker to furnish any representation (written or oral) or warranty from

Landlord unless expressly contained within this Amendment. Landlord is executing this Amendment in reliance upon Tenant’s representations, warranties and agreements contained within Section 9(a)  and this Section 9(b).

(c)           Tenant agrees to indemnify, save, defend and hold Landlord harmless from any and all cost or liability for compensation claimed by any broker or agent, other than Brokers, employed or engaged by Tenant or claiming to have been employed or engaged by Tenant.

(d)           Landlord agrees to indemnify, save, defend and hold Tenant harmless from any and all cost or liability for compensation claimed by any broker or agent employed or engaged by Landlord or claiming to have been employed or engaged by Landlord, including CBRE (“Landlord Broker”).

(e)           Landlord shall compensate the Broker and the Landlord Broker (collectively, the “Brokers”) in relation to this Amendment pursuant to a separate agreement or agreements between Landlord and the Brokers if Landlord and Tenant execute and deliver the Amendment.

12.       Default. Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder. Landlord represents, warrants and covenants that, to the best of Landlord’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

13.       Notices. Tenant confirms that, notwithstanding anything in the Lease to the contrary, notices delivered to Tenant pursuant to the Lease should be sent to:

Ironwood Pharmaceuticals, Inc.

301 Binney Street

Cambridge, Massachusetts 02141

Attn: Jason Rickard

Telephone:

Fax:

Email:

with a copy to:

Ironwood Pharmaceuticals, Inc.

301 Binney Street

Cambridge, Massachusetts 02141

Attn: Chief Legal Officer

Telephone:

Fax:

Email:

with a copy to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

Attn: Walter R. McCabe III, Esq.

Email: walter.mccabe@ropesgray.com

14.       Effect of Amendment. Except as modified by this Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. In the event of any conflict between the terms contained in this Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties. From and after the date hereof, the term “Lease” as used in the Lease shall mean the Existing Lease, as modified by this Amendment.

15.       Successors and Assigns. Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees. Nothing in this section shall in any way alter the provisions of the Lease restricting assignment or subletting.

16.       Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

17.       Authority. Landlord and Tenant have all necessary and proper authority, without the need for the consent of any other person or entity, other than any consents that have been obtained, to enter into and perform under this Amendment.

18.       Counterparts; Facsimile and PDF Signatures. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document. A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as a sealed Massachusetts instrument as of the date and year first above written.

LANDLORD:

BMR-ROGERS STREET LLC,
a Delaware limited liability company

By:	/s/ William Kane
Name:	William Kane
Title:	EVP East Coast & UK Markets

TENANT:

IRONWOOD PHARMACEUTICALS, INC.,
a Delaware corporation

By:	/s/ Gina Consylman
Name:	Gina Consylman
Title:	Chief Financial Officer